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                                CARECENTRIC, INC.
        -----------------------------------------------------------------
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        -----------------------------------------------------------------

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

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

                                  News Release


FOR IMMEDIATE RELEASE                                 CONTACT: John R. Festa
                                                               President and CEO
                                                               (678) 264-4400

                               CARECENTRIC REPORTS
                       2ND QUARTER 2003 FINANCIAL RESULTS


ATLANTA, GA (AUGUST 7, 2003) - CARECENTRIC, INC. (OTC BULLETIN BOARD: CURA), a leading provider of management information systems to the home health care community, reports today its financial results for the calendar quarter ended June 30, 2003. Net Income for the three months ended June 30, 2003 was $0.2 million, which represented an increase of $0.2 million over the nominal Net Loss reported for the three months ended June 30, 2002. The Company reported a slight decrease in revenues of 3.8 % for the three months ended June 30, 2003 to $5.6 million against revenues of $5.8 million for the three months ended June 30, 2002. The Net Cash provided from Operating Activities during the three months ended June 30, 2003 of $0.4 million represented a $1.1 million improvement when compared against the Use of Net Cash from Operating Activities of $0.7 million reported for the 2nd quarter of 2002.

"Our second quarter results for 2003 represents the fourth consecutive quarter of profitability," stated John R. Festa, President and CEO of CareCentric. "We are pleased to report that during the second quarter, the Company funded both its new product development efforts and $0.8 million of bank debt payments from operating cash flow. These objectives were met while second quarter sales of new systems remained somewhat soft and six-month revenues of $11.1 million are unchanged from six-month revenues reported in 2002. We have found," continued Mr. Festa, "that the combination of changing HIPAA regulations and the 15% reduction in reimbursement rates has caused delays in many of our customers' decisions to upgrade their IT systems."

Mr. Festa added, " We continue to work diligently on improving our customer service levels and collaborating with our customers to ensure our new product development efforts deliver a family of products which will strongly facilitate our customers' profitable management of their home care agencies and medical equipment provider businesses. We remain confident that our continuing enhancements to existing products and our expenditures for development of products leveraging new technology platforms will help grow our future revenues as regulatory cost reductions stabilize and the economy strengthens."

"The Board remains very pleased with the continuing financial performance of the Company," said John Reed, Chairman of the Board of Directors. "The investment of operating cash into new products and the repayment of bank debt is consistent with the best interests of both our customers and shareholders."

CareCentric provides information technology systems and services to over 1,500 customers. CareCentric provides freestanding, hospital-based and multi-office home health care providers (including skilled nursing, private duty, home medical equipment and supplies, IV pharmacy and hospice) complete information solutions that enable these home care operations to generate and utilize comprehensive and integrated financial, operational and clinical information. With offices nationwide, CareCentric is headquartered in Atlanta, Georgia.


Note regarding Private Securities Litigation Reform Act: Statements made in this press release which are not historical facts, including projections, statements of plans, objectives, expectations, or future economic performance, are forward looking statements that involve risks and uncertainties and are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. CareCentric's future financial performance could differ significantly from that set forth herein, and from the expectations of management. Important factors that could cause CareCentric's financial performance to differ materially from past results and from those expressed in any forward looking statements include, without limitation, the inability to obtain additional capital resources, variability in quarterly operating results, customer concentration, product performance and acceptance, long sales cycles, long and varying delivery cycles, CareCentric's dependence on business partners, emerging technological standards, risks associated with acquisitions and the risk factors detailed in CareCentric's Registration Statement on Form S-4 (File No. 333-96529) and from time to time in CareCentric's periodic reports filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.

                                            CARECENTRIC, INC.
                                       CONSOLIDATED BALANCE SHEETS
                                             (in thousands)

                                                                        JUNE 30,        DECEMBER 31,
                                                                          2003              2002
                                                                     ----------------  ----------------
                                                                       (unaudited)        (audited)

                                        ASSETS
   Current assets:
       Cash and cash equivalents                                        $    1,000        $      826
       Accounts receivable, net of allowance for doubtful
          accounts of $969 and $1,307 respectively                           4,042             4,632
       Prepaid expenses and other current assets                               733               696
       Notes receivable                                                        128               215
                                                                     ----------------  ----------------
                 Total current assets                                        5,903             6,369

   Purchased software, furniture and equipment, net                            819             1,036
   Intangible assets, net                                                    3,743             4,308
   Long term notes receivable                                                  380               194
                                                                     ----------------  ----------------
                 Total assets                                           $   10,845        $   11,907
                                                                     ================  ================

                         LIABILITIES AND SHAREHOLDERS' DEFICIT

   Current liabilities:
       Line of credit                                                   $    3,325        $    4,525
       Accounts payable                                                      1,487             1,584
       Accrued compensation expense                                            477               556
       Accrued liabilities                                                   6,074             6,113
       Customer deposits                                                     1,235             1,495
       Unearned revenues                                                     4,464             4,223
                                                                     ----------------  ----------------
                 Total current liabilities                                  17,062            18,496

   Accrued liabilities, less current portion                                     -               150

   Note payable long-term                                                    8,776             8,520

   Commitments and contingencies

   Shareholders' deficit
       Preferred Stock: 10,000,000 shares authorized
       Series B Preferred, $.001 par value;
          5,600,000  issued and outstanding; liquidation value $1.39             6                 6
       Series D Preferred, $.001 par value;
          398,000  issued and outstanding; liquidation value $3.20               -                 -
       Series E Preferred, $.001 par value;
          210,000 issued and outstanding; liquidation value $1.04                -                 -
       Common stock, $.001 par value; 20 shares authorized;
          4,371,350 shares issued and outstanding at June 30,
          2003 and December 31, 2002                                             4                 4
       Unearned compensation                                                   (99)             (134)
       Additional paid-in capital                                           20,430            20,430
       Stock warrants                                                        1,000             1,000
       Accumulated deficit                                                 (36,334)          (36,565)
                                                                     ----------------  ----------------
          Total shareholders' deficit                                      (14,993)          (15,259)
                                                                     ----------------  ----------------
          Total liabilities and shareholders' deficit                   $   10,845         $  11,907
                                                                     ================  ================


                                              CARECENTRIC, INC.
                                    CONSOLIDATED STATEMENTS OF OPERATIONS
                                     (in thousands except per share data)

                                                 THREE MONTHS ENDED JUNE 30,       SIX MONTHS ENDED JUNE 30,
                                              -------------------------------- -------------------------------
                                                  2003            2002            2003            2002
                                              ---------------  --------------- --------------- ---------------
                                                (unaudited)      (unaudited)     (unaudited)     (unaudited)

  Net revenues                                   $    5,627     $    5,848        $  11,105       $  11,101

  Costs and expenses:
        Cost of revenues                              1,739          1,785            3,562           3,460
        Selling, general and administrative           2,325          2,589            4,541           5,288
        Research and development                        877            942            1,713           1,889
        Amortization and depreciation                   394            423              789             848
                                              ---------------  --------------- --------------- ---------------
        Total costs and expenses                      5,335          5,739           10,605          11,485
                                              ---------------  --------------- --------------- ---------------

  Income (loss) from operations                         292            109              500           (384)

  Other income (expense):
        Interest expense                               (210)          (153)            (383)           (322)
        Interest and other income                       106             15              449              13
                                              ---------------  --------------- --------------- ---------------
  Income (loss) before taxes                            188            (29)             566            (693)
                                              ---------------  --------------- --------------- ---------------

        Income tax benefit (expense)                      -              -              (23)              -
                                              ---------------  --------------- --------------- ---------------
  Net Income (loss)                                     188            (29)             543            (693)
                                              ---------------  --------------- --------------- ---------------
        Cumulative Preferred Dividends                 (157)            34             (312)           (146)
                                              ---------------  --------------- --------------- ---------------
  Net Income (loss) available
    to common shareholders                       $       31     $        5        $     231       $    (839)
                                              ===============  =============== =============== ===============
  Net Income (loss) per share -
    basic and diluted                            $     0.04     $    (0.01)       $     0.12      $   (0.16)
                                              ===============  =============== =============== ===============

  Net Income (loss) per share -
    basic and diluted available
    to common shareholders                       $     0.01     $     0.00       $     0.05       $   (0.19)
                                              ===============  =============== =============== ===============

  Weighted average common shares -
        basic and diluted                         4,371,000      4,371,000        4,371,000       4,371,000
                                              ===============  =============== =============== ===============

                                             CARECENTRIC, INC.
                                    CONSOLIDATED STATEMENTS OF CASH FLOW
                                               (in thousands)

                                                        THREE MONTHS ENDED JUNE 30,    SIX MONTHS ENDED JUNE 30,
                                                       ----------------------------   ---------------------------
                                                           2003           2002            2003         2002
                                                       ------------    -----------    ------------  ------------
                                                       (unaudited)     (unaudited)     (unaudited)   (unaudited)


CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (loss)                                        $     31       $      5        $    231      $   (839)

ADJUSTMENTS TO RECONCILE NET INCOME (LOSS) TO
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES:
   Provision for doubtful accounts                              -             87               -           244
   Amortization and depreciation                              394            423             789           848
   Stock based compensation charge to earnings                 18             18              35            41

CHANGES IN ASSETS AND LIABILITIES:
   Accounts receivable                                        276           (764)            589        (2,172)
   Prepaid expenses and other current assets                   79             60             (37)           80
   Notes receivable                                           (66)            15            (186)           55
   Accounts payable                                            (2)          (338)            (97)          109
   Accrued compensation                                        (3)            39             (79)          (11)
   Accrued liabilities                                        (50)          (248)           (189)         (415)
   Customer deposits                                         (145)        (1,010)           (260)         (984)
   Unearned revenues                                          (96)           989             241         1,115
                                                       ------------    -----------    ------------  ------------
     Net cash provided by / (used in) operating
       activities                                             436           (724)          1,037        (1,929)
                                                       ------------    -----------    ------------  ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of software, furniture
     and equipment                                              -            (13)             (6)          (34)
                                                       ------------    -----------    ------------  ------------
   Net cash provided by / (used in) investing
   activities                                                   -            (13)             (6)          (34)
                                                       ------------    -----------    ------------  ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from notes payable                                129            756             256         1,756
   Increase (decrease) in line of credit                     (800)           (85)         (1,200)          310
   Payments on capital lease obligation                         -              9               -             -
   Proceeds from Consulting note receivable                    52             71              87           167
                                                       ------------    -----------    ------------  ------------
      Net cash provided by / (used in)
        financing activities                                 (619)           751            (857)        2,233
                                                       ------------    -----------    ------------  ------------

        Net change in cash and cash equivalents              (183)            14             174           270

Cash and cash equivalents, beginning of period              1,183            457             826           201
                                                       ------------    -----------    ------------  ------------
Cash and cash equivalents, end of period                 $  1,000       $    471        $  1,000      $    471
                                                       ============    ===========    ============  ============
Cash paid during period for interest                     $     28       $     74        $     91      $    155




1640564

                                 INVESTOR NOTICE

     CareCentric has filed with the SEC a proxy statement and other relevant documents concerning a proposed merger with an investor group led by John E. Reed that could have the effect of taking CareCentric private. CareCentric has entered into an Agreement and Plan of Merger dated June 4, 2003 by and among CareCentric, Borden Associates, Inc., John E. Reed, Stewart B. Reed and James A. Burk. The merger agreement has been filed with the SEC as an exhibit to the proxy statement. Investors of CareCentric are urged to read the proxy statement, the merger agreement, and any other relevant documents filed with the SEC because they will contain important information. You will be able to obtain the documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by CareCentric free of charge by requesting them in writing from Ana McGary at CareCentric, Inc., 2625 Cumberland Parkway, Suite 310, Atlanta, GA 30339 or by telephone at (678) 264-4400.

     CareCentric, its directors and executive officers and certain of their employees and the investor group described previously may be deemed to be participants in the solicitation of proxies from the stockholders of CareCentric in connection with the merger, if consummated. These participants may have interests in the merger, if consummated, including interests resulting from holding options or shares of CareCentric common stock. Information about the interests of directors and executive officers of CareCentric, the investor group, and their ownership of securities of CareCentric are set forth in the proxy statement.

     Investors should read the proxy statement carefully before making any voting or investment decisions.